Exhibit 10.2

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated as of March 15, 2019, is by and between Venus Concept Ltd., a company organized under the laws of Israel (the “Company”), and the Persons set forth on Schedule I (each a “Stockholder”).

WHEREAS, as of the date hereof, the Stockholder is the holder of the number of shares of common stock, par value $0.0001 per share (“Common Stock”) of Restoration Robotics, Inc., a Delaware corporation (“Restoration Robotics”), and/or options to purchase shares of Common Stock (“Restoration Robotics Options”), in each case, as set forth opposite the Stockholder’s name on Schedule I (all such shares of Common Stock set forth on Schedule I, together with any shares of Common Stock or securities convertible into, exercisable or exchangeable for or that represent the right to receive Common Stock or other capital stock of Restoration Robotics that are issued to or otherwise acquired or owned by the Stockholder, in each case, solely after the date of this Agreement but prior to the Expiration Time (as defined herein) being referred to herein as the “Subject Shares”);

WHEREAS, Restoration Robotics, Radiant Merger Sub Ltd., a company organized under the laws of Israel and a wholly-owned subsidiary of Restoration Robotics (“Merger Sub”), and the Company propose to enter into an Agreement and Plan of Merger and Reorganization, dated as of the date hereof (as the same may be amended from time to time in accordance with its terms, the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement); and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, the Company has required that the Stockholder, and as an inducement and in consideration therefor, the Stockholder (in the Stockholder’s capacity solely as a holder of Subject Shares) has agreed to, enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I

VOTING AGREEMENT; GRANT OF PROXY

1.1 Voting of Subject Shares. The Stockholder agrees that, from the date hereof until the Expiration Time, at any meeting of the holders of capital stock of Restoration Robotics (the “Restoration Robotics Stockholders”) with respect to the transactions contemplated by the Merger Agreement, however called, and at every adjournment or postponement thereof (or pursuant to a written consent if the Restoration Robotics Stockholders act by written consent in lieu of a meeting), the Stockholder shall, or shall cause the holder of record on any applicable record date to, be present (in person or by proxy) and to vote (or cause to be voted) the Stockholder’s Subject Shares (a) in favor of (i) an amendment to the Restoration Robotics Charter to effect a reverse stock split of the Restoration Robotics Common Stock at a ratio between 1 to 10 and 1 to 15, to be determined at the discretion of the Restoration Robotics Board of Directors, subject to the Restoration Robotics Board of Directors’ discretion to abandon such amendment, (ii) the issuance of the shares of Restoration Robotics Common Stock by virtue of the Merger and the Post-Closing Financing, (iii) an increase in the number of shares of Restoration Robotics Common Stock to the number necessary to issue the number of shares of Restoration Robotics Common Stock contemplated (1) by the Merger Agreement and (2) by the Restoration Robotics Post-Closing Financing, and (v) an amendment to Restoration Robotics’ 2017 Incentive Award Plan, as amended, increasing the amount of shares of Restoration Robotics Common Stock issuable thereunder with share amounts recommended by the Company’s Board of Directors or a committee thereof and (vi) any other proposal included in any proxy statement on any written consent provided to the Restoration Robotics Stockholders in connection with, or related to, the Merger for which the Board of Directors of Restoration Robotics has recommended that the Restoration Robotics Stockholders vote in favor; and (b) against any competing Restoration Robotics Acquisition Proposal.

1.2 No Inconsistent Arrangements. Except as expressly provided or required by this Agreement or under the Merger Agreement, from the date hereof until the Expiration Time, the Stockholder agrees not to, directly or indirectly, (a) sell, transfer, assign, pledge, hypothecate, tender, encumber or otherwise dispose of in any manner any Subject Shares, or consent or agree to do any of the foregoing (collectively, “Transfer”), (b) limit its right to vote in any manner any of the Subject Shares, including, without limitation, by the grant of any proxy, power of attorney or other authorization in or with respect to the Subject Shares, or (c) deposit or permit the deposit of the Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Subject Shares or consent or agree to do any of the foregoing. Notwithstanding any of the foregoing, (x) the Stockholder may make Transfers of the Subject Shares (i) by will, operation of law, or for estate planning or charitable purposes, (ii) to stockholders, corporations, partnerships or other business entities that are direct or indirect Affiliates, current or former partners (general or limited), members or managers of the Stockholder, as applicable, or to the estates of any such Stockholders, Affiliates, general or limited partners, members or managers, or to another corporation, partnership, limited liability company or other investment or business entity that controls, is controlled by or is under direct or indirect common control with the Stockholder or (iii) if the Stockholder is a trust, to any beneficiary of the Stockholder or the estate of any such beneficiary; provided that in each such case, the Subject Shares shall continue to be bound by this Agreement and provided that each transferee agrees in writing to be bound by the terms and conditions of this Agreement and either the Stockholder or the transferee provides the Company with a copy of such agreement promptly upon consummation of any such Transfer, (y) with respect to the Stockholder’s Restoration Robotics Options which expire on or prior to the termination of this Agreement, the Stockholder may make Transfers of the Subject Shares (i) to Restoration Robotics as payment for the exercise price of the Stockholder’s Restoration Robotics Options and (ii) as payment for taxes applicable to the exercise of the Stockholder’s Restoration Robotics Options and (z) the Stockholder may take all actions reasonably necessary to consummate the transactions contemplated by the Merger Agreement.

1.3 Documentation and Information. The Stockholder shall permit and hereby authorizes the Company and Restoration Robotics to publish and disclose in all documents and schedules filed with the SEC, or other disclosure document that the Company or Restoration Robotics reasonably determines to be required by law in connection with the Merger Agreement, the Stockholder’s identity and ownership of the Subject Shares and the nature of the Stockholder’s commitments and obligations under this Agreement and to file this Agreement as an exhibit to any filing made by Restoration Robotics or the Company relating to the Merger as required by applicable law or the terms of the Merger Agreement, including with the SEC or other regulatory authorities; provided that Restoration Robotics or the Company, as the case may be, shall afford the Stockholder a reasonable opportunity to review and comment on such disclosure, and shall consider in good faith any such comments, prior to making such disclosure. Restoration Robotics is an intended third-party beneficiary of this Section 1.3.

1.4 Irrevocable Proxy. The Stockholder hereby revokes (or agrees to cause to be revoked) any proxies that the Stockholder has heretofore granted with respect to the Subject Shares that would prohibit or restrict the Stockholder’s ability to comply with Section 1.1 of this Agreement. Subject to the terms of this Agreement, and only (i) until the Expiration Time, at which time this proxy shall automatically be revoked, and (ii) with respect the Subject Shares, the Stockholder hereby irrevocably appoints the Company, acting by any officer of the Company designated in writing by the Company, as attorney-in-fact and proxy for and on behalf of the Stockholder, for and in the name, place and stead of the Stockholder, solely to: (a) attend any and all meetings of the Restoration Robotics Stockholders to the extent such meeting is called with respect to the matters specified in Section 1.1; (b) vote, express consent or dissent or issue instructions to the record holder to vote the Stockholder’s Subject Shares solely in accordance with the provisions of Section 1.1 at any and all meetings of the Restoration Robotics Stockholders or in connection with any action Restoration Robotics seeks to take by written consent of the Restoration Robotics Stockholders without a meeting; and (c) grant or withhold, or issue instructions to the record holder to grant or withhold, consistent with the provisions of Section 1.1, all written consents with respect to the Subject Shares at any and all meetings of the Restoration Robotics Stockholders or in connection with any action Restoration Robotics seeks to take by written consent without a meeting, in any case solely in furtherance of the provisions of Section 1.1. The Company and any officer of the Company designated in writing by the Company, as attorney-in-fact, agrees not to exercise the proxy granted herein for any purpose other than the purposes expressly described in Section 1.1 of this Agreement. The foregoing proxy shall be deemed to be a proxy coupled with an interest, is irrevocable (and as such shall survive and not be affected by the death, incapacity, mental illness or insanity of the Stockholder, as applicable) until the earlier to occur of (x) the Effective Time, (y) such date and time as the Merger Agreement shall be terminated pursuant to Section 9 thereof or otherwise, or (z) upon mutual written agreement of the parties to terminate this Agreement; and shall not be terminated by operation of law or upon the occurrence of any other event other than the termination of this Agreement pursuant to Section 4.2 or this Section 1.4. The Stockholder authorizes such attorney and proxy to substitute any other person to act hereunder, to revoke any substitution and to file this proxy and any substitution or revocation with the Secretary of Restoration Robotics. The Stockholder hereby affirms that the proxy set forth in this Section 1.4 is given in connection with, and granted in consideration of, and as an inducement to the Company to enter into the Merger Agreement and that such proxy is given to secure the obligations of the Stockholder under Section 1.1. The proxy set forth in this Section 1.4 is executed and intended to be irrevocable, provided, however, that this irrevocable proxy shall automatically terminate upon the Expiration Time.

1.5 Waivers. The Stockholder hereby agrees that it will not bring, commence, institute, maintain, prosecute, participate in or voluntarily aid any action, claim, suit or cause of action, in law or in equity, in any court or before any Governmental Authority, which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement, (ii) alleges that the execution and delivery of this Agreement by the Stockholder, or the approval of the Merger Agreement by the Restoration Robotics Board of Directors, breaches of fiduciary duty of the Restoration Robotics Board of Directors or any member thereof; provided that the Stockholder may defend against, contest or settle any action, claim, suit or cause of action brought against the Stockholder that relates solely to the Stockholder’s capacity as a director, officer or security holder of Restoration Robotics.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

The Stockholder represents and warrants to the Company as of the date hereof that:

2.1 Authorization; Binding Agreement. The Stockholder, if not a natural person, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Stockholder has full legal capacity and power, right and authority to execute and deliver this Agreement and to perform the Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder, and constitutes a valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors’ rights and general principles of equity.

2.2 Ownership of Subject Shares; Total Shares. The Stockholder is the record or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the Stockholder’s Subject Shares and has good and marketable title to the Subject Shares free and clear of any pledge, lien, encumbrance, security interest or other claim (including any restriction on the right to vote or otherwise transfer the Subject Shares), except as (a) provided hereunder and in the Merger Agreement, (b) pursuant to any applicable restrictions on transfer under the Securities Act, (c) the Subject Shares may be subject to any risk of forfeiture with respect to any shares of Common Stock granted to the Stockholder under an agreement with or employee benefit plan of Restoration Robotics and (d) with respect to Restoration Robotics Options, provided pursuant to the terms of the Restoration Robotics Option and any stock option plan under which such Restoration Robotics Option was granted. The Subject Shares listed on Schedule I constitute all of the capital stock of Restoration Robotics owned by the Stockholder or which the Stockholder has the right to acquire as of the date hereof. Except pursuant to this Agreement or pursuant to or contemplated by the Merger Agreement, no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Stockholder’s Subject Shares.

2.3 Voting Power. The Stockholder has full power or corporate power, as applicable, with respect to the Stockholder’s Subject Shares, and full power or corporate power, as applicable, of disposition, full power or corporate power, as applicable, to issue instructions with respect to the matters set forth herein and full power or corporate power, as applicable, to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Stockholder’s Subject Shares. None of the Stockholder’s Subject Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of the Subject Shares, except as provided hereunder.

2.4 Reliance. The Stockholder has had the opportunity to review the Merger Agreement and this Agreement with counsel of the Stockholder’s own choosing. The Stockholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement.

2.5 Absence of Litigation. Other than as disclosed in the Restoration Robotics SEC reports, with respect to the Stockholder, as of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of the Stockholder, threatened against, the Stockholder or any of the Stockholder’s properties or assets (including the Subject Shares) that would be expected to prevent, delay or impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Stockholder that:

3.1 Organization; Authorization. The Company is a corporation duly incorporated under the laws of Israel. The consummation of the transactions contemplated hereby are within the Company’s corporate powers and have been duly authorized by all necessary corporate actions on the part of the Company. The Company has full power and authority to execute, deliver and perform this Agreement.

3.2 Binding Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors’ rights and general principles of equity.

ARTICLE IV

MISCELLANEOUS

4.1 Notices. All notices, requests and other communications to either party hereunder shall be in writing (including electronic mail transmission) and shall be given, (a) if to the Company, in accordance with the provisions of the Merger Agreement and (b) if to the Stockholder, to the Stockholder’s address set forth on a signature page hereto, or to such other address as the Stockholder may hereafter specify in writing to the Company for such purpose.

4.2 Termination. This Agreement shall terminate automatically and become void and of no further force or effect, without any notice or other action by any party, upon the earliest to occur of (a) the Effective Time, (b) such date and time as the Merger Agreement shall be terminated pursuant to Section 9 thereof or otherwise, (c) such date and time as the Board of Directors of Restoration Robotics makes a Restoration Robotics Change of Recommendation in accordance with the terms of the Merger Agreement, or (d) upon mutual written agreement of the parties to terminate this Agreement (each of the foregoing, an “Expiration Time”). Upon termination of this Agreement, neither party shall have any further obligations or liabilities under this Agreement; provided, however, that (i) nothing set forth in this Section 4.2 shall relieve either party from liability for any breach of this Agreement prior to termination hereof and (ii) the provisions of this Article IV shall survive any termination of this Agreement.

4.3 Amendments and Waivers. Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

4.4 Binding Effect; Benefit; Assignment. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as set forth in Section 1.3, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any person other than the parties hereto and their respective successors and assigns. Neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party hereto.

4.5 Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. The Company and the Stockholder hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the Delaware Court of Chancery, or if such court does not have proper jurisdiction, then the Federal court of the U.S. located in the State of Delaware, and appellate courts therefrom, (collectively, the “Delaware Courts”) for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereto agrees that service of process may be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to the foregoing shall have the same legal force and effect as if served upon such party personally within the State of Delaware. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

4.6 Counterparts. The parties may execute this Agreement in one or more counterparts, each of which will be deemed an original and all of which, when taken together, will be deemed to constitute one and the same agreement. Any signature page hereto delivered by facsimile machine or by e-mail (including in portable document format (pdf), as a joint photographic experts group (jpg) file, electronic signature, or otherwise) shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto and may be used in lieu of the original signatures for all purposes. Each party that delivers such a signature page agrees to later deliver an original counterpart to any other party that requests it.

4.7 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to its subject matter.

4.8 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

4.9 Specific Performance. The parties hereto agree that the Company would be irreparably damaged if for any reason the Stockholder fails to perform any of its obligations under this Agreement and that the Company may not have an adequate remedy at law for money damages in such event. Accordingly, the Company shall be entitled to specific performance and injunctive and other equitable relief to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any Delaware Court, in addition to any other remedy to which they are entitled at law or in equity, in each case without posting bond or other security, and without the necessity of proving actual damages.

4.10 Headings. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

4.11 No Presumption. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

4.12 Further Assurances. Each of the parties hereto will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable Law to perform their respective obligations as expressly set forth under this Agreement.

4.13 Interpretation. Unless the context otherwise requires, as used in this Agreement: (a) “or” is not exclusive; (b) “including” and its variants mean “including, without limitation” and its variants; (c) words defined in the singular have the parallel meaning in the plural and vice versa; (d) words of one gender shall be construed to apply to each gender; and (e) the terms “Article,” “Section” and “Schedule” refer to the specified Article, Section or Schedule of or to this Agreement.

4.14 Capacity as Stockholder. The Stockholder executes this Agreement solely in the Stockholder’s capacity as a Restoration Robotics stockholder, and not in the Stockholder’s (or any of Stockholder’s representatives’) capacity as a director, officer or employee of Restoration Robotics or in the Stockholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding anything herein to the contrary, nothing herein shall in any way limit or restrict a director or officer of Restoration Robotics in the exercise of his or her fiduciary duties as a director or officer of Restoration Robotics or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust, or prevent any director or officer of Restoration Robotics or any trustee or fiduciary of any employee benefit plan or trust from taking or failing to take any action in his or her capacity as such director, officer, trustee or fiduciary and no such action or omission will be deemed a breach of this Agreement.

4.15 Conversion or Exercise. Nothing contained in this Agreement shall require the Stockholder (or shall entitle any proxy of the Stockholder) to (a) convert, exercise or exchange any Restoration Robotics Options, warrants or convertible securities in order to obtain any underlying Subject Shares or (b) vote, or execute any consent with respect to, any Subject Shares underlying such Restoration Robotics Options, warrants or convertible securities that have not yet been issued as of the applicable record date for the vote or consent in accordance with the provisions of Section1.1.

4.16 Representations and Warranties. The representations and warranties contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the Closing or the termination of this Agreement.

4.17 No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Board of Directors of Restoration Robotics has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of Restoration Robotics’ organizational documents, the possible acquisition of the Company by Restoration Robotics pursuant to the Merger Agreement, (b) the Merger Agreement is executed and delivered by all parties thereto and (c) this Agreement is executed and delivered by all parties hereto.

4.18 Independent Nature of Stockholders’ Obligations and Rights. The obligations of each Stockholder hereunder is several and not joint with the obligations of any other Stockholder hereunder, and no Stockholder shall be responsible in any way for the performance of the obligations of any other Stockholder hereunder. The decision of each Stockholder to enter into this Agreement has been made independently of any other Stockholder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Stockholder pursuant hereto or thereto, shall be deemed to constitute the Stockholders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Stockholders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Stockholder acknowledges that no other Stockholder has acted as agent for such Stockholder in connection with making its voting decision hereunder and that no Stockholder will be acting as agent of such Stockholder in connection with monitoring its investment in the Subject Shares or enforcing its rights under this Agreement or the Merger Agreement. Each Stockholder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Stockholder to be joined as an additional party in any proceeding for such purpose.

(SIGNATURE PAGES FOLLOW)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

VENUS CONCEPT LTD.

By:
Name:
Title:

[SIGNATURE PAGE TO RADIANT VOTING AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

STOCKHOLDER

Address:

[SIGNATURE PAGE TO RADIANT VOTING AGREEMENT]